Exhibit 99.1

B2Digital Celebrates Successful Weekend with Record Revenues from Three Major Events

TAMPA, FL, March 1, 2021 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is pleased to announce that this past weekend’s events, in aggregate, set new Company records for single-weekend sales and live event profit margins for B2Digital.

The weekend featured top MMA amateur and professional bouts at HRMMA 118 (Friday night) and HRMMA 119 (Saturday night), both held in Bowling Green, Kentucky. The weekend also featured the Spring Season kick-off for the B2 Grappling Series in Orlando, Florida.

“All three events went off without a hitch this weekend, and we saw some of the most exciting performances and fan-friendly action we have ever seen,” commented Greg P. Bell, Chairman & CEO of B2Digital. “From top to bottom, it was a great weekend. And for our shareholders, it was the most successful weekend we have ever put together, with new records in total revenues and live event profitability for one weekend as a whole.”

The combination of ticket gate sales and PPV sales for all three weekend events combined to drive higher total revenues than the Company has ever seen before from a single weekend.

In addition, because the Company held two major MMA events at the same site in Kentucky – one on Friday night and one on Saturday night – B2Digital benefitted from revenues for both nights despite only having the setup costs typically associated with a single night of event-based sales.

Bell added, “While we saw more revenue flow in the door than we have ever seen over a single weekend, and with higher margins than we have seen in the past, that’s far from the whole story. We proved we can manage multiple major events simultaneously. And we made huge strides in widening the visibility of the B2 brand, which will pay off in coming events and for our branded gym roll-up strategy.”

The B2 Fighting Series is headed next to Chattanooga, Tennessee, for SHP 59 this weekend, Live from the Chattanooga Convention Center on Saturday, March 6.

About B2Digital Inc.
With extensive background in entertainment, television, video, and technology, B2Digital (OTC: BTDG) is now forging ahead and becoming a full-service live event sports company. Capitalizing on the combination of B2Digital CEO Greg P. Bell’s expertise and involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, B2Digital is in the process of developing and acquiring MMA and sports-related companies to build an integrated Premier Development League, Expand the B2 Official Training Facility Program Network and Continue the growth of the B2 Social Media Network for the multibillion-dollar mixed martial arts (“MMA”) industry.

B2Digital intends to create and develop league champions that will move on to the MMA major leagues from the Company’s B2 Fighting Series brand. Each year, the top fighters will be invited to the annual B2 Fighting Series National Championship live event.

B2Digital has developed and deployed the systems and technologies for the operation of the B2 Fighting Series, “B2FS”. This includes social media marketing, event management, digital ticketing sales, digital video distribution, digital marketing, PPV, FTV (Free to View), merchandise sales, brand management and financial control systems. B2Digital owns all rights for TV, internet, social media, media, merchandising and trademarks, and branding for the B2Digital companies.

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For more information about B2Digital, visit the Company’s website at www.b2digitalotc.com.

B2Digital has a growing social media presence. Follow us on:
Twitter: @B2digitalOTC
Facebook: https://m.facebook.com/b2digitalotc/

B2Digital: MMA’s Premier Development League
www.b2digitalotc.com

B2 Fighting Series Pay Per View Link
www.b2mma.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Press Release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:
information@b2fs.com

Public Relations:
Tiger Marketing & Branding Agency
info@TigerGMP.com

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